EXHIBIT 3.4



CT 07

                                 F 96O617000029


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          MEDICAL STERILIZATION, INC.

--------------------------------------------------------------------------------

           Under Section 805 of the New York Business Corporation Law

--------------------------------------------------------------------------------

IT IS HEREBY CERTIFIED THAT:

         FIRST: The name of the corporation is Medical Sterilization, Inc. (the "Corporation"). The original name under which the Corporation was formed was General Sterilization Services, Inc.

         SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State of New York on May 27, 1982. Restated Certificates of Incorporation and Certificates of Amendment were filed on May 12, 1983, August 5, 1983, May 24, 1989, January 4, 1990 and November 28, 1994.

         THIRD: The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to permit the Corporation to issue certain additional securities without triggering anti-dilution provisions with respect to the Corporation's Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

         FOURTH:  To  accomplish  the  foregoing  amendment,   Paragraph  FOURTH
A(g)(vi) of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:




                                      -2-


                  (vi) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of: stock options, stock awards or rights to purchase shares of Common Stock issued or awarded pursuant to any stock plan adopted and approved by the Board of Directors of the Corporation, provided that, for so long as any shares of Series B Convertible Preferred Stock of Series C Convertible Preferred Stock are outstanding, at least one director nominated by the holders of the then outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall have voted in favor of the adoption and approval of such stock plan; the issuance of 1,542,000 shares of Series C Convertible Preferred Stock with a conversion price of $1 .00 per share; and the issuance of warrants to purchase 80,000 shares of common stock of the Corporation at a price of $1.00 per share.

         FIFTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the Board of Directors of the Corporation, followed by the consent of the holders of two-thirds of the outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock in the aggregate, and a majority of the votes cast by the holders of Common Stock entitled to vote on the said amendment of the Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, the undersigned subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by the undersigned and are true and correct.

Dated: May 31, 1996


                                     /s/ D. Michael Deignan
                                     -----------------------------------
                                     D. Michael Deignan, Chief Executive Officer
                                     and President

                                     /s/ Harvey Cohen
                                     -----------------------------------
                                     Harvey Cohen, Secretary





CT-07

                                 F 96O617000029


                            CERTIFICATE OF AMENDMENT

                                       OF

                          MEDICAL STERILIZATION, INC.

                 UNDER SECTION 805 OF THE BUSINESS CORPORATION

                                LAW OF NEW YORK

                                      ICC

                               STATE OF NEW YORK
                              DEPARTMENT OF STATE
                              FILED JUNE 17 1996
                              TAX $__________
                              BY:  JCC
                                 ------------

                                     NASSAU


                           TESTA, HURWITZ & THIBEAULT
                                125 HIGH STREET
                               HIGH STREET TOWER
                                BOSTON, MA 02110




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